Exhibit 10.4

THIRD INSTALLMENT ELECTION

Reference is made to the Amended and Restated Limited Liability Company Agreement of Eureka Moly, LLC, dated as of February 26, 2008 (as amended by Amendment No. 1 to Limited Liability Company Agreement of Eureka Moly, LLC, dated as of October 28, 2008, and Amendment No. 2 to Limited Liability Company Agreement of Eureka Moly, LLC, dated January 20, 2010, the “LLC Agreement”), between Nevada Moly, LLC, a Delaware limited liability company (“Nevada Moly”), and POS-Minerals Corporation, a Delaware corporation (“POS-Minerals”).  Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the LLC Agreement.

Nevada Moly and POS-Minerals agree that notwithstanding anything to the contrary under the LLC Agreement, this document is POS-Minerals’ Third Installment Election under Section 4.1(c) of the LLC Agreement.

POS-Minerals hereby makes the Third Installment Election to utilize Section 4.1(c)(ii) of the LLC Agreement and thereby elects to reduce the amount of the Third Contribution Installment from Seventy Million Dollars ($70,000,000.00) to Fifty-Six Million Dollars ($56,000,000.00) without any corresponding reduction to its Percentage Interest.

The parties hereto have executed this document to be effective as of March 3, 2010.

POS-MINERALS CORPORATION,
a Delaware corporation

By:	/s/Yong Keun Kim
Name: Yong Keun Kim
Title: President

NEVADA MOLY, LLC,
a Delaware limited liability company

By:	/s/Bruce D. Hansen
Name: Bruce D. Hansen
Title: Chief Executive Officer